                                                                   EXHIBIT 15(d)


                                  [JANUS LOGO]


                               JANUS ETHICS RULES




             "ACT IN THE BEST INTEREST OF OUR INVESTORS - EARN THEIR
                          CONFIDENCE WITH EVERY ACTION"
--------------------------------------------------------------------------------
                                 CODE OF ETHICS
                             INSIDER TRADING POLICY
                                   GIFT POLICY
                            OUTSIDE EMPLOYMENT POLICY
--------------------------------------------------------------------------------

                           LAST REVISED APRIL 1, 2002
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
                                TABLE OF CONTENTS

DEFINITIONS ......................................................................................................1

INTRODUCTION......................................................................................................4
         CAUTION REGARDING PERSONAL TRADING ACTIVITIES............................................................4
         COMMUNICATIONS WITH OUTSIDE TRUSTEES/DIRECTORS...........................................................4

CODE OF ETHICS....................................................................................................5
         OVERVIEW.................................................................................................5
         GUIDING PRINCIPLES.......................................................................................5
         GENERAL PROHIBITIONS.....................................................................................5
         TRADING RESTRICTIONS.....................................................................................6
                  EXCESSIVE TRADING ACTIVITY......................................................................6
                  EXCLUDED TRANSACTIONS...........................................................................7
                  DISCLOSURE OF CONFLICTS.........................................................................8
                  PRECLEARANCE....................................................................................8
                  TRADING BAN ON PORTFOLIO MANAGERS AND ASSISTANT PORTFOLIO MANAGERS..............................8
                  BAN ON IPOs ....................................................................................8
                  60 DAY RULE.....................................................................................9
                  BLACKOUT PERIOD.................................................................................9
                  FIVE DAY RULE...................................................................................9
                  SEVEN DAY RULE..................................................................................9
                  SHORT SALES.....................................................................................9
                  HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER INVESTMENTS...........................................10
         PRECLEARANCE PROCEDURES.................................................................................10
                  GENERAL PRECLEARANCE...........................................................................10
                  PRECLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL.............................................11
                  PRECLEARANCE OF COMPANY STOCK..................................................................11
                  PRECLEARANCE OF STOCK PURCHASE PLANS...........................................................11
                  FOUR DAY EFFECTIVE PERIOD......................................................................11
         REPORTING REQUIREMENTS..................................................................................12
                  ACCOUNT STATEMENTS.............................................................................12
                  HOLDINGS REPORTS...............................................................................12
                  PERSONAL SECURITIES TRANSACTION REPORTS........................................................12
                  NON-INFLUENCE AND NON-CONTROL ACCOUNTS.........................................................13
         OTHER REQUIRED FORMS....................................................................................13
                  ACKNOWLEDGMENT OF RECEIPT FORM.................................................................13
                  ANNUAL CERTIFICATION FORM......................................................................14
                  OUTSIDE DIRECTOR/TRUSTEE REPRESENTATION FORM...................................................14

INSIDER TRADING POLICY...........................................................................................15
         BACKGROUND INFORMATION..................................................................................15
                  WHO IS AN INSIDER?.............................................................................15
                  WHEN IS INFORMATION NON-PUBLIC?................................................................16
                  WHAT IS MATERIAL INFORMATION?..................................................................16
                  WHEN IS INFORMATION MISAPPROPRIATED?...........................................................16
                  PENALTIES FOR INSIDER TRADING..................................................................16
                  WHO IS A CONTROLLING PERSON?...................................................................17
         PROCEDURES TO IMPLEMENT POLICY .........................................................................17

                  IDENTIFYING MATERIAL INSIDE INFORMATION........................................................17
                  REPORTING INSIDE INFORMATION...................................................................18
                  WATCH AND RESTRICTED LISTS.....................................................................18
                  PROTECTING INFORMATION.........................................................................19
                  RESPONSIBILITY TO MONITOR TRANSACTIONS.........................................................19
                  RECORD RETENTION...............................................................................20
                  TENDER OFFERS..................................................................................20

GIFT POLICY......................................................................................................21
         GIFT GIVING.............................................................................................21
         GIFT RECEIVING..........................................................................................21
         CUSTOMARY BUSINESS AMENITIES............................................................................21
         FOREIGN CORRUPT PRACTICES ACT...........................................................................22

OUTSIDE EMPLOYMENT POLICY........................................................................................23

PENALTY GUIDELINES...............................................................................................24
         OVERVIEW................................................................................................24
         PENALTY GUIDELINES......................................................................................24

SUPERVISORY AND COMPLIANCE PROCEDURES............................................................................25
         SUPERVISORY PROCEDURES..................................................................................25
                  PREVENTION OF VIOLATIONS.......................................................................25
                  DETECTION OF VIOLATIONS........................................................................25
         COMPLIANCE PROCEDURES...................................................................................26
                  REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS..................................................26
                  ANNUAL REPORTS.................................................................................26
                  RECORDS........................................................................................26
                  INSPECTION.....................................................................................27
                  CONFIDENTIALITY................................................................................27
                  FILING OF REPORTS..............................................................................27
         THE ETHICS COMMITTEE....................................................................................27
                  MEMBERSHIP OF THE COMMITTEE....................................................................27
                  COMMITTEE MEETINGS.............................................................................27
                  SPECIAL DISCRETION.............................................................................28

GENERAL INFORMATION ABOUT THE ETHICS RULES.......................................................................29
                  DESIGNEES......................................................................................29
                  ENFORCEMENT....................................................................................29
                  INTERNAL USE...................................................................................29

FORMS............................................................................................................30

                               JANUS ETHICS RULES

             "ACT IN THE BEST INTEREST OF OUR INVESTORS - EARN THEIR
                         CONFIDENCE WITH EVERY ACTION"


--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------

The following definitions are used throughout this document. You are responsible for reading and being familiar with each definition.

1.       "Access Person" shall mean:

         1) Any trustee, director, officer or Advisory Person of the Janus Funds or JCM;

         2) Any director or officer of JD who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of securities for the Janus Funds or for the advisory clients or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Janus Funds or advisory clients regarding the purchase or sale of securities; and

         3) Any other persons designated by the Ethics Committee as having access to current trading information.

2.       "Advisory Person" shall mean:

         1) Any employee of the Janus Funds or JCM (or of any company in a control relationship to the Janus Funds or JCM) who in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Funds or for the account of advisory clients, or whose functions relate to the making of any recommendations with respect to such purchases and sales; and

         2) Any natural person in a control relationship to the Funds or JCM who obtains information concerning recommendations made to the Funds or for the account of Clients with regard to the purchase or sale of a security.

3. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is subject to the provisions of
         Section 16 except that the determination of direct or indirect Beneficial Ownership shall apply to all Covered Securities which an Access Person has or acquires. For example, in addition to a person's own accounts the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent domestic partnership, minor children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a sharing of financial interest.

4. "Company Stock" is any stock or option issued by Janus or Stilwell Financial, Inc. ("Stilwell").

5. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

6. "Covered Persons" are all Directors, Trustees, officers, and full-time, part-time or temporary employees of Janus, and persons working for Janus on a contract basis.

7. "Covered Securities" generally include all securities (including Company Stock), whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (a "derivative"). The term Covered Security includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. The following investments are not Covered Securities:

         o shares of registered open-end investment companies (e.g., mutual funds);

         o        shares of offshore open-end mutual funds

         o direct obligations of the U.S. government (e.g., Treasury securities), or any derivative thereof;

         o securities representing a limited partnership interest in a real estate limited partnership;

         o high-quality money market instruments, such as certificates of deposit, bankers acceptances, repurchase agreements, commercial paper, and U.S. government agency obligations;

         o insurance contracts, including life insurance or annuity contracts;

         o direct investments in real estate, business franchises or similar ventures; and

         o physical commodities (including foreign currencies), or any derivatives thereof.

8. "Designated Compliance Representatives" are David Kowalski and Ernie Overholt or their designee(s).

9. "Designated Legal Representatives" are Bonnie Howe and Heidi Walter or their designee(s).

10.      "Director of Research" is Jim Goff.

11.      "Directors" are directors of JCM.

12. "Ethics Committee" is comprised of Thomas Early, Loren Starr, David Kowalski, Glenn O'Flaherty, and Ernie Overholt.

13. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

14. "Inside Trustees and Directors" are Trustees and Directors who are also employed by Janus.

15. "Investment Personnel" shall mean (i) a person who makes decisions regarding the purchase or sale of securities by or on behalf of the Janus Funds or advisory clients and any person such as an analyst or trader who directly assists in the process, and (ii) any natural person who controls the Janus Funds or JCM and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of Covered Securities by the Funds.

16. "Janus" is Janus Investment Fund, Janus Adviser Series, Janus Aspen Series, Janus Capital Corporation, Janus Capital Management LLC, Janus Institutional Services LLC, Janus Services LLC, Janus Distributors LLC, Janus Capital International LLC, Janus Holding Corporation, Janus International Holding LLC, Janus International Ltd., Janus International (Asia) Ltd., Janus Capital Trust Manager Ltd., Janus Selection, Janus World Principal Protected Funds, and Janus World Funds Plc.

17. "Janus Funds" are Janus Investment Fund, Janus Adviser Series, Janus Aspen Series, Janus Selection, Janus World Principal Protected Funds, and Janus World Funds Plc.

18. "JCM" is Janus Capital Management LLC, Janus Institutional Services LLC, Janus Services LLC, Janus Distributors LLC, Janus Capital International LLC, Janus International Holding LLC, Janus International Ltd., Janus International (Asia) Ltd., and Janus Capital Trust Manager Ltd.

19.      "JD" is Janus Distributors LLC.

20.      "JD's Operations Manager" is Ernie Overholt and/or his designee(s).

21. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 thereunder.

22. "Management Committee" is comprised of Tom Bailey, Robin Beery, Thomas Early, Tim Hudner, and Mark Whiston.

23.      "NASD" is the National Association of Securities Dealers, Inc.

24.      "Non-Access Person" is any person that is not an Access Person.

25.      "Outside Directors" are Directors who are not employed by Janus.

26. "Outside Trustees" are Trustees who are not "interested persons" of the Janus Funds within the meaning of Section 2(a)(9) of the 1940 Act.

27.      "Registered Persons" are persons registered with the NASD by JD.

28. "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days (i) is or has been held by the Janus Funds; or (ii) is being or has been considered by the Janus Funds or JCM for purchase.

29.      "SEC" is Securities and Exchange Commission.

30. "Trustees" are trustees of Janus Investment Fund, Janus Adviser Series, and Janus Aspen Series.

These definitions may be updated from time to time to reflect changes in personnel.

--------------------------------------------------------------------------------
                                  INTRODUCTION
--------------------------------------------------------------------------------

         These Ethics Rules ("Rules") apply to all Covered Persons. The Rules apply to transactions for your personal accounts and any other accounts you Beneficially Own. You may be deemed the beneficial owner of any account in which you have a direct or indirect financial interest. Such accounts include, among others, accounts held in the name of your spouse or equivalent domestic partnership, your minor children, a relative sharing your home, or certain trusts under which you or such persons are a beneficiary.

         The Rules are intended to ensure that you (i) at all times place first the interests of the Janus Funds, investment companies for which Janus serves as subadviser, and other advisory clients ("Clients"); (ii) conduct all personal trading consistent with the Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility; and (iii) not use any material non-public information in securities trading. The Rules also establish policies regarding other matters, such as outside employment and the giving or receiving of gifts.

         You are required to read and retain these Rules and to sign and submit an Acknowledgment of Receipt Form to Compliance upon commencement of employment or other services. On an annual basis thereafter, you will be required to complete an Annual Certification Form. The Annual Certification Form confirms that (i) you have received, read and asked any questions necessary to understand the Rules; (ii) you agree to conduct yourself in accordance with the Rules; and
(iii) you have complied with the Rules during such time as you have been associated with Janus. Depending on your status, you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

         Unless otherwise defined, all capitalized terms shall have the same meaning as set forth in the Definitions section.

                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

         Certain personal trading activities may be risky not only because of the nature of the transactions, but also because action necessary to close out a position may become prohibited for some Covered Persons while the position remains open. For example, you may not be able to close out short sales and transactions in derivatives. Furthermore, if JCM becomes aware of material non-public information, or if a Client is active in a given security, some Covered Persons may find themselves "frozen" in a position. JCM will not bear any losses in personal accounts resulting from the application of these Rules.

                 COMMUNICATIONS WITH OUTSIDE TRUSTEES/DIRECTORS

         As a regular business practice, JCM attempts to keep Directors and Trustees informed with respect to its investment activities through reports and other information provided to them in connection with board meetings and other events. In addition, Janus personnel are encouraged to respond to inquiries from Directors and Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting Janus. However, it is JCM's policy not to communicate specific trading information and/or advice on specific issues to Outside Directors and Outside Trustees (i.e., no information should be given on securities for which current activity is being considered for Clients). Any pattern of repeated requests by such Directors or Trustees should be reported to the Chief Compliance Officer or the Compliance Director.

--------------------------------------------------------------------------------
                                 CODE OF ETHICS
--------------------------------------------------------------------------------

                                    OVERVIEW

         In general, it is unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities held or to be acquired by a registered investment company, if such personal transactions are made in contravention of rules which the SEC has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company, investment adviser and principal underwriter to adopt its own written code of ethics containing provisions reasonably necessary to prevent its employees from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. This Code of Ethics ("Code") and information reported hereunder will enable Janus to fulfill these requirements.

                               GUIDING PRINCIPLES

         Recognizing that certain requirements are imposed on investment companies and their advisers by virtue of the Investment Company Act of 1940 and the Investment Advisers Act of 1940, considerable thought has been given to devising a code of ethics designed to provide legal protection to accounts for which a fiduciary relationship exists and at the same time maintain an atmosphere within which conscientious professionals may develop and maintain investment skills. It is the combined judgment of Janus that as a matter of policy a code of ethics should not inhibit responsible personal investment by professional investment personnel, within boundaries reasonably necessary to insure that appropriate safeguards exist to protect Janus funds/clients. This policy is based on the belief that personal investment experience can over time lead to better performance of the individual's professional investment responsibilities. The logical extension of this line of reasoning is that such personal investment experience may, and conceivably should, involve securities, which are suitable for Janus funds/clients in question. This policy quite obviously increases the possibility of overlapping transactions. The provisions of the Code, therefore, are designed to foster personal investments while minimizing conflicts under these circumstances and establishing safeguards against overreaching.

                              GENERAL PROHIBITIONS

         The following activities are prohibited for applicable Covered Persons (remember, if you work at Janus full-time, part-time, temporarily or on a contract basis, or you are a Trustee or Director, you are a Covered Person). Persons who violate any prohibition may be required to disgorge any profits realized in connection with such violation to a charitable organization selected by the Ethics Committee and may be subject to other sanctions imposed by the Ethics Committee, as outlined in the Penalty Guidelines.

         1. Covered Persons may not cause a Client to take action, or to fail to take action, for personal benefit, rather than to benefit such Client. For example, a Covered Person would violate this Code by causing a Client to purchase a security owned by the Covered Person for the purpose of supporting or increasing the price of that security or by causing a Client to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security.

         2. Covered Persons may not use knowledge of portfolio transactions made or contemplated for Clients to profit, or cause others to profit, by the market effect of such transactions.

         3. Covered Persons may not disclose current portfolio transactions made or contemplated for Clients as well as any other non-public information to anyone outside of Janus.

         4. Covered Persons may not engage in fraudulent conduct in connection with the purchase or sale of a Security Held or to be Acquired by a Client, including without limitation:

                  1) Employing any device, scheme or artifice to defraud any Client;

                  2) Making any untrue statement of material fact to any client or omitting to state to any Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3) Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client;

                  4) Engaging in any manipulative practice with respect to any Client; or

                  5) Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities that would be otherwise prohibited by the Code if the positions were taken directly.

         5. Investment Personnel may not serve on the board of directors of a publicly traded company without prior written authorization from the Ethics Committee. No such service shall be approved without a finding by the Ethics Committee that the board service would not be inconsistent with the interests of Clients. If board service is authorized by the Ethics Committee, the Investment Personnel serving as director normally should be isolated from those making investment decisions with respect to the company involved through "Chinese Walls" or other procedures.

                              TRADING RESTRICTIONS

         The trading restrictions of the Code apply to all direct or indirect acquisitions or dispositions of Covered Securities, whether by purchase, sale, tender offers, stock purchase plan, gift, inheritance, or otherwise. Unless otherwise noted, the following trading restrictions are applicable to any transaction in a Covered Security Beneficially Owned by a Covered Person. Outside Directors and Outside Trustees are exempt from certain trading restrictions because of their limited access to current information regarding Client investments.

EXCESSIVE TRADING ACTIVITY

     Covered Persons are discouraged from engaging in a pattern of securities transactions which is so excessively frequent as to potentially:

         o Impact their ability to carry out their assigned responsibilities, or

         o Increase the possibility of actual or apparent conflicts with portfolio transactions.

     At the discretion of the Ethics Committee, written notification of excessive trading may be sent to the Covered Person's supervisor.

         Any disgorgement of profits required under any of the following provisions shall be donated to a charitable organization selected by the Ethics Committee, as outlined in the Penalty Guidelines. However, if disgorgement is required as a result of trades by a portfolio manager that conflicted with that manager's own Clients, disgorgement proceeds shall be paid directly to such Clients. If disgorgement is required under more than one provision, the Ethics Committee shall determine in its sole discretion the provision that shall control.(1)

EXCLUDED TRANSACTIONS

         Some or all of the trading restrictions listed below do not apply to the following transactions; however, these transactions must still be reported to Compliance (see Reporting Requirements):

         o Tender offer transactions are exempt from all trading restrictions.

         o The acquisition of securities through stock purchase plans are exempt from all trading restrictions except preclearance, the trading ban on portfolio managers and assistant portfolio managers, and the seven day rule. (Note: the sales of securities acquired through a stock purchase plan are subject to all of the trading restrictions of the Code.)

         o The acquisition of securities through stock dividends, automatic dividend reinvestment plans, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities are exempt from all trading restrictions. The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue are exempt from all trading restrictions.

         o Non-discretionary transactions in Company Stock (e.g., the acquisition of securities through Stilwell's Employee Stock Purchase Plan ("ESPP") or the receipt of options in Company Stock as part of a compensation or benefit plan) are exempt from all trading restrictions. Discretionary transactions in Company Stock issued by Janus are exempt from all trading restrictions. Discretionary transactions in Company Stock issued by Stilwell (e.g., exercising options or selling ESPP Stock) are exempt from all trading restrictions except preclearance (see procedures for Preclearance of Company Stock).

         o The acquisition of securities by gift or inheritance is exempt from all trading restrictions. (Note: the sales of securities acquired by gift or inheritance are subject to all trading restrictions of the Code.)



----------

         (1) Unless otherwise noted, restrictions on personal transactions apply to transactions involving Covered Securities, including any derivative thereof. When determining the amount of disgorgement required with respect to a derivative, consideration will be given to price differences in both the derivative and the underlying securities, with the lesser amount being used for purposes of computing disgorgement. For example, in determining whether reimbursement is required when the applicable personal trade is in a derivative and the Client transaction is in the underlying security, the amount shall be calculated using the lesser of (a) the difference between the price paid or received for the derivative and the closing bid or ask price (as appropriate) for the derivative on the date of the Client transaction, or (b) the difference between the last sale price, or the last bid or ask price (as appropriate) of the underlying security on the date of the derivative transaction, and the price received or paid by the Client for the underlying security. Neither preclearance nor disgorgement shall be required if such person's transaction is to close, sell or exercise a derivative within five days of its expiration.

         o Transactions in securities that are gifted (except for gifts intended as political contributions) to charitable organizations are exempt from all trading restrictions.

         o Transactions in options on and securities based on the following indexes are exempt from all trading restrictions, except the Five Day Rule: S&P 500 Index, S&P MidCap 400 Index, S&P 100 Index, Russell 1000, Russell 2000, NASDAQ 100, Dow Jones, FTSE 100 Index or Nikkei 225 Index.

DISCLOSURE OF CONFLICTS

         If an Investment Person is planning to invest or make a recommendation to invest in a security for a Client, and such person has a material interest in the security, such person must first disclose such interest to his or her manager or the Director of Research. The manager or Director of Research shall conduct an independent review of the recommendation to purchase the security for Clients. The manager or Director of Research may review the recommendation only if he or she has no material interest in the security. A material interest is Beneficial Ownership of any security (including derivatives, options, warrants or rights), offices, directorships, significant contracts, or interests or relationships that are likely to affect such person's judgment.

         Investment Personnel may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a client in order to avoid an actual or apparent conflict with a personal transaction in that security. Before trading any security, a research analyst has a duty to provide to Janus any material, public information that comes from the company about such security in his or her possession. As a result, Investment Personnel should (a) confirm that a research note regarding such information is on file prior to trading in the security, or (b) if not, should disclose the information to his or her manager, the Director of Research or the appropriate portfolio manager.

PRECLEARANCE

         Access Persons (except Outside Directors and Outside Trustees) must obtain preclearance prior to engaging in any personal transaction in Covered Securities. (See Preclearance Procedures below.)

TRADING BAN ON PORTFOLIO MANAGERS AND ASSISTANT PORTFOLIO MANAGERS

         Portfolio managers and their assistants are prohibited from trading personally in Covered Securities. However, the following types of transactions are exempt from this policy, but are subject to all applicable provisions of the Rules, including preclearance:

         o        Purchases or sales of Company Stock;

         o        The sale of any security that is not held by any Client; and

         o The sale of any security in order to raise capital to fund a significant life event. For example, purchasing a home or automobile, or paying medical or education expenses.

BAN ON IPOs

         Covered Persons (except Outside Directors and Outside Trustees) may not purchase securities in an initial public offering (excluding secondary, fixed-income and convertible securities offerings) as defined in NASD rules. Such securities may be purchased or received, however, where the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the Covered Person except in connection with a shareholder vote. (Note: any securities or transactions that fall outside the scope of this prohibition are subject to all applicable trading restrictions.)

60 DAY RULE

         Access Persons (except Outside Directors and Outside Trustees) shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within sixty (60) calendar days.

BLACKOUT PERIOD

         No Access Person may engage in a transaction in a Covered Security when such person knows or should have known at the time there to be pending, on behalf of any Client, a "buy" or "sell" order in that same security. The existence of pending orders will be checked by Compliance as part of the Preclearance process. Preclearance may be given when any pending Client order is completely executed or withdrawn.

FIVE DAY RULE

         Any Access Person (except Outside Directors and Outside Trustees) who buys or sells a Covered Security within five business days before such security is bought or sold on behalf of any Client must disgorge any price advantage realized. The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Client during such period.(2) The Ethics Committee has the authority by unanimous action to exempt any person from the five day rule if such person is selling a security to raise capital to fund a significant life event. For example, purchasing a home or automobile, or paying medical or education expenses. In order for the Ethics Committee to consider such exemption, the life event must occur within thirty (30) calendar days of the security transaction, and the person must provide written confirmation of the event.

SEVEN DAY RULE

         Any portfolio manager or assistant portfolio manager who buys or sells a Covered Security within seven calendar days before or after he or she trades in that security on behalf of a Client shall disgorge any profits realized on such transaction.

SHORT SALES

         Any Access Person (except Outside Directors and Outside Trustees) who sells short a Covered Security that such person knows or should have known is held long by any Client shall disgorge any profit realized on such transaction. This prohibition shall not apply, however, to securities indices or derivatives thereof (such as futures contracts on the S&P 500 index). Client ownership of Covered Securities will be checked as part of the Preclearance process.



----------

         (2) Personal purchases are matched only against subsequent Client purchases and personal sales are matched only against subsequent Client sales for purposes of this restriction.

HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER INVESTMENTS

         No Access Person (except Outside Directors and Outside Trustees) may participate in hedge funds, partnerships, investment clubs, or similar investment vehicles, unless such person does not have any direct or indirect influence or control over the trading. Covered Persons wishing to rely upon this provision must submit a Certification of Non-Influence and Non-Control Form to Compliance for approval. (See Non-Influence and Non-Control Accounts section below.)

                             PRECLEARANCE PROCEDURES

         Access Persons must obtain preclearance for all applicable transactions in Covered Securities in which such person has a Beneficial Interest. A Preclearance Form must be submitted to Compliance through Janus' web-based Personal Trading Application ("PTrade"). Compliance shall promptly notify the person of approval or denial of the transaction via email. Notification of approval or denial of the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. When preclearance has been approved, the person then has four business days from and including the day of first notification to execute the trade.

GENERAL PRECLEARANCE

         General preclearance shall be obtained from an authorized person from each of the following:

     o A DESIGNATED LEGAL OR COMPLIANCE REPRESENTATIVE, who will present the personal investment to the attendees of the weekly investment meeting, whereupon an opportunity will be given to orally object. An attendee of the weekly investment meeting shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known by such attendee to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate on the Preclearance Form. Such approval shall not be required for sales of securities not held by any Clients.

         In place of this authorization, Investment Personnel are required to obtain additional portfolio management approvals as noted in the Preclearance Requirements for Investment Personnel section below.

         Lastly, a Designated Legal or Compliance Representative will verify via PTrade that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of a Client.

     o The COMPLIANCE DIRECTOR, OR A DESIGNATED LEGAL OR COMPLIANCE REPRESENTATIVE IF THE COMPLIANCE DIRECTOR IS NOT AVAILABLE, who may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List, if it is determined by Compliance that the proposed trade will not have a material influence on the market for that security or will take advantage of, or hinder, client trading, if the employee has attended an Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

         No authorized person may preclear a transaction in which such person has a Beneficial Interest.

PRECLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL

         Trades by Investment Personnel may not be precleared by presentation at the weekly investment meeting. Instead, Investment Personnel must obtain the following management approvals. However, such approvals shall not be required for sales of securities not held by any Clients:

         o TRADES IN EQUITY SECURITIES require prior written approval from Jim Goff (Helen Hayes or Tom Bailey in the absence of Jim);

         o TRADES IN CORPORATE AND GOVERNMENT BONDS require prior written approval from Sandy Rufenacht and Ron Speaker (or Jim Goff in the absence of Ron and Sandy);

         o TRADES IN MUNICIPAL BONDS require prior written approval from Sharon Pichler (or Jim Goff in Sharon's absence).

         A portfolio manager may not preclear his or her own transaction.

PRECLEARANCE OF COMPANY STOCK

         Officers of Janus and certain persons designated by Compliance who wish to make discretionary transactions in Stilwell securities, or derivatives thereon, must preclear such transactions. A Company Stock Preclearance Form must be submitted to Compliance via PTrade. Compliance shall promptly notify the person of approval or denial for the transaction via email. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. When preclearance has been approved, the person then has four business days from and including the day of first notification to execute the trade.

         If such persons are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, trading will generally be allowed only in the ten (10) business day period beginning seventy-two (72) hours after Stilwell files its quarterly results with the SEC (e.g., 10Q or 10K filing, not earnings release). To preclear the trade, the Compliance Director or such other Representative shall discuss the transaction with Janus' General Counsel or Chief Financial Officer.

PRECLEARANCE OF STOCK PURCHASE PLANS

         Access Persons (other than Outside Directors and Outside Trustees) who wish to participate in a stock purchase plan must preclear such trades via PTrade prior to submitting notice of participation in such stock purchase plan to the applicable company. To preclear the trade, the Compliance Director shall consider all material factors relevant to a potential conflict of interest between the Access Person and Clients. In addition, any increase of $100 or more to a pre-existing stock purchase plan must be precleared.

FOUR DAY EFFECTIVE PERIOD

         Clearances to trade will be in effect for only four trading/business days from and including the day of first notification of approval. For stock purchase plans, exercise of Company Stock and similar transactions, the date the request is submitted to the company processing the transaction will be considered the trade date for purposes of this requirement. Open orders, including stop loss orders, will generally not be allowed unless such order is expected to be completed within the four day effective period. It is necessary to re-preclear transactions not executed within the four day effective period.

                             REPORTING REQUIREMENTS

ACCOUNT STATEMENTS

         All COVERED PERSONS (other than Outside Trustees) must notify Compliance of each brokerage account in which they have a Beneficial Interest and must arrange for their brokers or financial institutions to provide to Compliance, on a timely basis, duplicate account statements and confirmations showing all transactions in brokerage or commodities accounts in which they have a Beneficial Interest. A Personal Brokerage Account Disclosure Form should be completed for this purpose and submitted via PTrade.

         PLEASE NOTE THAT, EVEN IF SUCH PERSON DOES NOT TRADE COVERED SECURITIES IN A PARTICULAR BROKERAGE OR COMMODITIES ACCOUNT (E.G., TRADING MUTUAL FUNDS IN A SCHWAB ACCOUNT), THE REPORTING OF DUPLICATE ACCOUNT STATEMENTS AND CONFIRMATIONS IS STILL REQUIRED. Reporting of accounts that do not allow any trading in Covered Securities (e.g., a mutual fund account held directly with the fund sponsor) is not required.

         Covered Persons must request approval from Compliance via PTrade prior to opening a reportable account, and certify annually thereafter, including the name of the firm and the name under which the account is carried. A Personal Brokerage Account Disclosure Form should be completed for this purpose via PTrade.

         Certain transactions might not be reported through a brokerage account, such as private placements, inheritances or gifts. In these instances, Access Persons must report these transactions within ten (10) calendar days using a Personal Securities Transaction Report as noted below.

     Registered Persons are reminded that they must also inform any brokerage firm with which they open an account at the time the account is opened, that they are registered with JD.

         NON-ACCESS PERSONS who engage in an aggregate of $25,000 or more of transactions in Covered Securities within a calendar year must provide Compliance with an Annual Transaction Report listing all such transactions in all accounts in which such person has a Beneficial Interest. Compliance will request this information annually via PTrade and will spot check all or a portion of such transactions or accounts.

HOLDINGS REPORTS

         ACCESS PERSONS (other than Outside Trustees) must submit to Compliance via PTrade, within ten (10) calendar days after becoming an Access Person, an Access Person Covered Securities Disclosure Form which lists all Covered Securities beneficially held and any brokerage accounts through which such securities are maintained (Janus stock is exempt from this reporting requirement). In addition, persons designated Investment Personnel must provide a brief description of any positions held (e.g., director, officer, other) with for-profit entities other than Janus by submitting an Investment Person Directorship Disclosure Form. The reports must contain information current as of no more than thirty (30) calendar days from the time the report is submitted.

PERSONAL SECURITIES TRANSACTION REPORTS

         ACCESS PERSONS (other than Outside Trustees) must submit via PTrade a Personal Securities Transaction Report within ten (10) calendar days after any month end showing all transactions in Covered Securities for which confirmations are known by such person to not have been timely provided to Janus, and all such transactions that are not effected in brokerage or commodities accounts, including without limitation non-brokered private placements, and transactions in securities that are in certificate form, which may include gifts, inheritances, and other transactions in Covered Securities.

         OUTSIDE TRUSTEES need only report a transaction in a Covered Security if such person, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that, during the fifteen-day period immediately preceding the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of, any Janus Fund for which such person acts as Trustee.

SUCH PERSONS MUST PROMPTLY COMPLY WITH ANY REQUEST OF THE COMPLIANCE DIRECTOR TO PROVIDE TRANSACTION REPORTS REGARDLESS OF WHETHER THEIR BROKER HAS BEEN INSTRUCTED TO PROVIDE DUPLICATE CONFIRMATIONS. SUCH REPORTS MAY BE REQUESTED, FOR EXAMPLE, TO CHECK THAT ALL APPLICABLE CONFIRMATIONS ARE BEING RECEIVED OR TO SUPPLEMENT THE REQUESTED CONFIRMATIONS WHERE A BROKER IS DIFFICULT TO WORK WITH OR OTHERWISE FAILS TO PROVIDE DUPLICATE CONFIRMATIONS ON A TIMELY BASIS.

NON-INFLUENCE AND NON-CONTROL ACCOUNTS

         The Rules shall not apply to any account, partnership, or similar investment vehicle over which a Covered Person has no direct or indirect influence or control. Covered Persons wishing to rely upon this provision are required to receive prior approval from the Ethics Committee. In order to request such approval, a Certification of Non-Influence and Non-Control Form must be submitted to Compliance via PTrade. NOTE: ALTHOUGH A COVERED PERSON MAY BE GIVEN AN EXEMPTION FROM THE RULES FOR A CERTAIN ACCOUNT, S/HE IS STILL REQUIRED TO PROVIDE COMPLIANCE WITH DUPLICATE ACCOUNT STATEMENTS AND TRADE CONFIRMATIONS.

         Any account beneficially owned by a Covered Person that is managed by JCM in a discretionary capacity is not covered by these Rules so long as such person has no direct or indirect influence or control over the account. The employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control, will not be deemed to give such account-holder influence or control over the account.

                              OTHER REQUIRED FORMS

         In addition to the Preclearance Form, Preclearance Form for Company Stock, Personal Brokerage Account Disclosure Form, Access Person Covered Securities Disclosure Form, Investment Person Directorship Disclosure Form, Report of Personal Securities Transactions, Annual Transaction Report, and Certification of Non-Influence and Non-Control Form discussed above, the following forms (available through PTrade) must be completed if applicable to you:

ACKNOWLEDGMENT OF RECEIPT FORM

         Each Covered Person must provide Compliance with an Acknowledgment of Receipt Form within ten (10) calendar days of commencement of employment or other services certifying that he or she has received a current copy of the Rules and acknowledges, as a condition of employment, that he or she will comply with the Rules in their entirety.

ANNUAL CERTIFICATION FORM

         Each Covered Person must provide Compliance annually with an Annual Certification Form certifying that he or she:

         1)       Has received, read and understands the Rules;

         2)       Has complied with the requirements of the Rules; and

         3) Has disclosed or reported all open brokerage and commodities accounts, personal holdings and personal securities transactions required to be disclosed or reported pursuant to the requirements of the Rules.

OUTSIDE DIRECTOR/TRUSTEE REPRESENTATION FORM

         All Outside Directors and Outside Trustees must, upon commencement of services and annually thereafter, provide Compliance with an Outside Director/Trustee Representation Form. The Form declares that such persons agree to refrain from trading in any securities when they are in possession of any information regarding trading recommendations made or proposed to be made to any Client by Janus or its officers or employees.

--------------------------------------------------------------------------------
                             INSIDER TRADING POLICY
--------------------------------------------------------------------------------

                             BACKGROUND INFORMATION

         The term "insider trading" is defined in the federal securities statutes as trading in securities while aware of material non-public information (whether or not one is an "insider") or to communications of material non-public information to others.

         While the law concerning insider trading can be complex and unclear, you should assume that the law prohibits:

             o Trading by an insider, while in possession of material non-public information,

             o Trading by a non-insider, while in possession of material non-public information, where the information was disclosed to the non-insider (either directly or through one or more intermediaries) in violation of an insider's duty to keep it confidential,

             o Communicating material non-public information to others in breach of a duty not to disclose such information, and

             o Misappropriating confidential information for securities trading purposes, in breach of a duty owed to the source of the information to keep the information confidential.

         Trading based on material non-public information about an issuer does not violate this policy unless the trader (i) is an "insider" with respect to an issuer; (ii) receives the information from an insider or from someone that the trader knows received the information from an insider, either directly or indirectly, or (iii) misappropriates the non-public information or obtains or misuses it in breach of a duty of trust and confidence owed to the source of the information. Accordingly, trading based on material non-public information about an issuer can be, but is not necessarily, a violation of this Policy. Trading while in possession of material non-public information relating to a tender offer is prohibited under this Policy regardless of how such information was obtained.

         Application of the law of insider trading to particular transactions can be difficult, particularly if it involves a determination about trading based on material non-public information. You legitimately may be uncertain about the application of this Policy in particular circumstances. If you have any questions regarding the application of the Policy or you have any reason to believe that a violation of the Policy has occurred or is about to occur, you should contact the Chief Compliance Officer or the Compliance Director.

         The following discussion is intended to help you understand the principal concepts involved in insider trading.

WHO IS AN INSIDER?

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, one or more of the Janus entities may become a temporary insider of a company it advises or for which it performs other services. To be considered an insider, the company must expect the outsider to keep the disclosed non-public information confidential and/or the relationship must at least imply such a duty.

WHEN IS INFORMATION NON-PUBLIC?

         Information remains non-public until it has been made public. Information becomes public when it has been effectively communicated to the marketplace, such as by a public filing with the SEC or other governmental agency, inclusion in the Dow Jones "tape" or publication in The Wall Street Journal or another publication of general circulation. Moreover, sufficient time must have passed so that the information has been disseminated widely.

WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.

WHEN IS INFORMATION MISAPPROPRIATED?

         The misappropriation theory prohibits trading on the basis of non-public information by a corporate "outsider" in breach of a duty owed not to a trading party, but to the source of confidential information. Misappropriation of information occurs when a person obtains the non-public information through deception or in breach of a duty of trust and loyalty to the source of the information.

PENALTIES FOR INSIDER TRADING

         Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers or other controlling persons. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

             o        Civil injunctions

             o        Treble damages

             o        Disgorgement of profits

             o        Jail sentences for up to 10 years

             o Fines up to $1,000,000 (or $2,500,000 for corporations and other entities)

             o Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

             o Civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of the law may result in serious sanctions by Janus, including termination of employment.

WHO IS A CONTROLLING PERSON?

         Included as controlling persons are Janus and its Directors, Trustees and Officers. If you are a Director, Trustee or Officer, you have a duty to act to prevent insider trading. Failure to fulfill such a duty may result in penalties as described above.

                         PROCEDURES TO IMPLEMENT POLICY

         The following procedures have been established to aid the Directors, Trustees, Officers and employees of Janus in avoiding insider trading, and to aid Janus in preventing, detecting and imposing sanctions against insider trading.

IDENTIFYING MATERIAL INSIDE INFORMATION

         Before trading for yourself or others, including the Janus Funds or other Clients, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         o To whom has this information been provided? Has the information been effectively communicated to the marketplace?

         o Has this information been obtained from either the issuer or from another source in breach of a duty to that source to keep the information confidential?

         o Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would affect the market price of the securities if generally disclosed?

         Special caution should be taken with respect to potential inside information regarding JCM. Although JCM's shares are not publicly traded, JCM's parent, Stilwell, is a publicly traded company. Stilwell owns 92% of the stock of JCM. As a result, potential inside information regarding JCM may affect trading in Stilwell stock and should be reported pursuant to the procedures set forth below. The following is a non-exclusive list of situations that Investment Personnel should report immediately pursuant to the procedures below: (i) participation in private placements; (ii) the receipt of any information from an issuer pursuant to a confidentiality agreement; (iii) participation on or receipt of information from a bankruptcy committee of an issuer; and (iv) receipt of information regarding earnings or sales figures in advance of the public release of those numbers.

REPORTING INSIDE INFORMATION

         If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

         o Do not purchase or sell the securities on behalf of yourself or others, including Clients.

         o Do not communicate the information inside or outside of Janus, other than to the Chief Compliance Officer or the Compliance Director.

         o Immediately advise the Chief Compliance Officer or Compliance Director of the nature and source of such information. The Chief Compliance Officer or Compliance Director will review the information with the Ethics Committee.

         o Depending upon the determination made by the Ethics Committee, or by the Chief Compliance Officer until the Committee can be convened, you may be instructed to continue the prohibition against trading and communication and the Compliance Director will place the security on a Restricted List or Watch List, as described below. Alternatively, if it is determined that the information obtained is not material non-public information, you may be allowed to trade and communicate the information.

WATCH AND RESTRICTED LISTS

         Whenever the Ethics Committee or the Chief Compliance Officer determines that a Director, Trustee, Officer or employee of Janus is in possession of material non-public information with respect to a company (regardless of whether it is currently owned by any Client) such company will either be placed on a Watch List or on a Restricted List.

WATCH LIST

         If the security is placed on a Watch List, the flow of the information to other Janus personnel will be restricted in order to allow such persons to continue their ordinary investment activities. This procedure is commonly referred to as a "Chinese Wall."

RESTRICTED LIST

         If the Ethics Committee or the Chief Compliance Officer determines that material non-public information is in the possession of a Director, Trustee, Officer, or employee of Janus and cannot be adequately isolated through the use of a Chinese Wall, the company will be placed on the Restricted List. While a company is on the Restricted List, no Investment Person shall initiate or recommend any transaction in any Client account, and no Access Person shall be precleared to transact in any account in which he or she has a beneficial interest, with respect to the securities of such company. The Ethics Committee or the Chief Compliance Officer will also have the discretion of placing a company on the Restricted List even though no "break in the Chinese Wall" has or is expected to occur with respect to the material non-public information about the company. Such action may be taken by such persons for the purpose of avoiding any appearance of the misuse of material non-public information.

         The Ethics Committee or the Chief Compliance Officer will be responsible for determining whether to remove a particular company from the Watch List or Restricted List. The only persons who will have access to the Watch List or Restricted List are members of the Ethics Committee, Designated Legal or Compliance Representatives and such persons who are affected by the information. The Watch List and Restricted List are highly confidential and should, under no circumstances, be discussed with or disseminated to anyone other than the persons noted above.

PROTECTING INFORMATION

         Directors, Trustees, Officers and employees of Janus shall not disclose any non-public information (whether or not it is material) relating to Janus or its securities transactions to any person outside Janus (unless such disclosure has been authorized by the Chief Compliance Officer). Material non-public information may not be communicated to anyone, including any Director, Trustee, Officer or employee of Janus, except as provided in this Policy. Access to such information must be restricted. For example, access to files containing material non-public information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

         To insure the integrity of the Chinese Wall and to avoid unintended disclosures, it is important that all employees take the following steps with respect to confidential or non-public information:

         o Do not discuss confidential information in public places such as elevators, hallways or social gatherings.

         o To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area.

         o Avoid use of speakerphones in areas where unauthorized persons may overhear conversations.

         o Avoid use of wireless and cellular phones, or other means of communication, which may be intercepted.

         o Where appropriate, maintain the confidentiality of Client identities by using code names or numbers for confidential projects.

         o Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and to store such documents in secure locations when they are not in use.

         o Destroy copies of confidential documents no longer needed for a project unless required to be saved pursuant to applicable record keeping policies or requirements.

RESPONSIBILITY TO MONITOR TRANSACTIONS

         Compliance will monitor transactions of Clients and employees for which reports are received to detect the existence of any unusual trading activities with respect to companies on the Watch and Restricted Lists. Compliance will immediately report any unusual trading activity directly to the Compliance Director, and in his or her absence, the Chief Compliance Officer, who will be responsible for determining what, if any, action should be taken.

RECORD RETENTION

         Compliance shall maintain copies of the Watch List and Restricted List for a minimum of six years.

TENDER OFFERS

         Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary fluctuations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material non-public information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Janus employees and others subject to this Policy should exercise particular caution any time they become aware of non-public information relating to a tender offer.

--------------------------------------------------------------------------------
                                   GIFT POLICY
--------------------------------------------------------------------------------

         Gifts may be given (or accepted) only if they are in accordance with normally accepted business practices and do not raise any question of impropriety. A question of impropriety may be raised if a gift influences or gives the appearance of influencing the recipient. The following outlines Janus' policy on giving and receiving gifts to help us maintain those standards and is applicable to all Inside Directors and Inside Trustees, officers and employees of Janus.

                                   GIFT GIVING

         Neither you nor members of your immediate family may give any gift, series of gifts, or other thing of value, including cash, loans, personal services, or special discounts ("Gifts") in excess of $100 per year to any Client or any one person or entity that does or seeks to do business with or on behalf of Janus or any Client (collectively referred to herein as "Business Relationships").

                                 GIFT RECEIVING

         Neither you nor members of your immediate family may receive any Gift of material value from any single Business Relationship. A Gift will be considered material in value if it influences or gives the appearance of influencing the recipient.

         In the event the aggregate fair market value of all Gifts received by you from any single Business Relationship is estimated to exceed $250 in any 12-month period, you must immediately notify your manager. Managers that receive such notification must report this information to the Compliance Director if it appears that such Gifts may have improperly influenced the receiver. If the Gift is made in connection with the sale or distribution of registered investment company or variable contract securities, the aggregate fair market value of all such Gifts received by you from any single Business Relationship may never exceed $100 in any 12-month period.

         Occasionally, Janus employees are invited to attend or participate in conferences, tour a company's facilities, or meet with representatives of a company. Such invitations may involve traveling and may require overnight lodging. Generally, Janus must pay for all travel and lodging expenses provided in connection with such activities. However, if appropriate, and with prior approval from your manager, you may accept travel related amenities if the costs are considered insubstantial and are not readily ascertainable.

         The solicitation of a Gift is prohibited (i.e., you may not request a Gift, such as tickets to a sporting event, be given to you).

                          CUSTOMARY BUSINESS AMENITIES

         Customary business amenities are not considered Gifts so long as such amenities are business related (e.g., if you are accepting tickets to a sporting event, the offerer must go with you), reasonable in cost, appropriate as to time and place, and neither so frequent nor so costly as to raise any question of impropriety. Customary business amenities which you and, if appropriate, your guests, may accept (or give) include an occasional meal, a ticket to a sporting event or the theater, greens fees, an invitation to a reception or cocktail party, or comparable entertainment.

                          FOREIGN CORRUPT PRACTICES ACT


         The Foreign Corrupt Practices Act requires that Janus be cautious in making any payments to foreign agents under circumstances in which it might appear that these payments were made to foreign officials to induce them to give Janus business or buy Janus products. The Foreign Corrupt Practices Act prohibits the bribing of any government official.

--------------------------------------------------------------------------------
                            OUTSIDE EMPLOYMENT POLICY
--------------------------------------------------------------------------------

         No Inside Director, Inside Trustee, Officer or employee of Janus shall accept employment or compensation as a result of any business activity (other than a passive investment), outside the scope of his relationship with Janus unless such person has provided prompt written notice of such employment or compensation to Compliance and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics Committee. All requests for approval must be submitted via PTrade by submitting an Outside Employment Form. Registered Persons are reminded that prior approval must be given before any employment outside of Janus is accepted pursuant to JD's Written Supervisory Procedures and applicable NASD rules.



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

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                               PENALTY GUIDELINES
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                                    OVERVIEW

         Covered Persons who violate any of the requirements, restrictions, or prohibitions of the Rules may be subject to sanctions imposed by the Ethics Committee. The following guidelines shall be used by the Compliance Director for recommending remedial actions for Covered Persons who violate prohibitions or disregard requirements of the Rules. Deviations from the Five Day Rule and 60 Day Rule are not considered to be violations under the Rules and, therefore, are not subject to the penalty guidelines.

         Upon learning of a potential deviation from, or violation of the Rules, the Compliance Director will provide a written recommendation of remedial action to the Ethics Committee. The Ethics Committee has full discretion to approve such recommendation or impose other sanctions it deems appropriate. The Ethics Committee will take into consideration, among other things, whether the violation was a technical violation of the Rules or inadvertent oversight (i.e., ill-gotten profits versus general oversight). The guidelines are designed to promote consistency and uniformity in the imposition of sanctions and disciplinary matters.

                               PENALTY GUIDELINES

         Outlined below are the guidelines for the sanctions that may be imposed on Covered Persons who fail to comply with the Rules:

         o 1st violation- Compliance will send a memorandum of reprimand to the person, copying his or her supervisor. The memorandum will generally reinforce the person's responsibilities under the Rules, educate the person on the severity of personal trading violations and inform the person of the possible penalties for future violations of the Rules;

         o Subsequent violation- The Ethics Committee will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments, or suspension or termination of employment or personal trading privileges.

         In addition to the above disciplinary sanctions, such persons may be required to disgorge any profits realized in connection with such violation. All disgorgement proceeds collected will be donated to a charitable organization selected by the Ethics Committee. The Ethics Committee may determine to impose any sanctions, including termination, immediately and without notice if it determines that the severity of any violation or violations warrants such action. All sanctions imposed will be documented in such person's personal trading file maintained by Janus, and will be reported to Human Resources.



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

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                      SUPERVISORY AND COMPLIANCE PROCEDURES
--------------------------------------------------------------------------------

         The Chief Compliance Officer and Compliance Director are responsible for implementing supervisory and compliance review procedures. Supervisory procedures can be divided into two classifications: prevention of violations and detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review, and confidentiality preservation.

                             SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

         To prevent violations of the Rules, the Compliance Director should, in addition to enforcing the procedures outlined in the Rules:

         1. Review and update the Rules as necessary, at least once annually, including but not limited to a review of the Code by the Chief Compliance Officer, the Ethics Committee and/or counsel;

         2. Answer questions regarding the Rules, or refer the same to the Chief Compliance Officer;

         3. Request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the Rules;

         4. Identify all Access Persons and notify them of their responsibilities and reporting requirements;

         5. Write letters to the securities firms requesting duplicate confirmations and account statements where necessary; and

         6. With such assistance from the Human Resources Department as may be appropriate, maintain a continuing education program consisting of the following:

                  1) Orienting Covered Persons who are new to Janus to the Rules, and

                  2) Further educating Covered Persons by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute discussing the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS

         To detect violations of these Rules, the Compliance Director should, in addition to enforcing the procedures outlined in the Rules:

         o Implement procedures to review holding and transaction reports, confirmations, forms and statements relative to applicable restrictions, as provided under the Code; and

         o Implement procedures to review the Restricted and Watch Lists relative to applicable personal and Client trading activity, as provided under the Policy.

         Spot checks of certain information are permitted as noted under the Code.



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

                              COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

         Upon learning of a potential deviation from, or violation of the Rules, the Compliance Director shall report such violation to the Chief Compliance Officer, together with all documents relating to the matter. The Chief Compliance Officer shall either present the information at the next regular meeting of the Ethics Committee, or conduct a special meeting. The Ethics Committee shall thereafter take such action as it deems appropriate (see Penalty Guidelines).

ANNUAL REPORTS

         The Chief Compliance Officer shall prepare a written report to the Ethics Committee and the Trustees at least annually. The written report to the Trustees shall include any certification required by Rule 17j-1. This report shall set forth the following information, and shall be confidential:

         o Copies of the Rules, as revised, including a summary of any changes made since the last report;

         o Identification of any material issues arising under the Rules including material violations requiring significant remedial action since the last report;

         o Identification of any material conflicts that arose since the last report; and

         o Recommendations, if any, regarding changes in existing restrictions or procedures based upon Janus' experience under these Rules, evolving industry practices, or developments in applicable laws or regulations.

         The Trustees must initially approve these Rules within the time frame required by Rule 17j-1. Any material changes to these Rules must be approved within six months.

RECORDS

         Compliance shall maintain the following records on behalf of each Janus entity:

         o A copy of this Code and any amendment thereof which is or at any time within the past five years has been in effect.

         o A record of any violation of this Code, or any amendment thereof, and of any action taken as a result of such violation.

         o Files for personal securities transaction confirmations and account statements, all reports and other forms submitted by Covered Persons pursuant to these Rules and any other pertinent information.

         o A list of all persons who are, or have been, required to make reports pursuant to these Rules.

         o A list of persons who are, or within the last five years have been responsible for, reviewing transaction and holdings reports.

         o A copy of each report made to the Trustees pursuant to this Code.



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

INSPECTION

         The records and reports maintained by Compliance pursuant to the Rules shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

CONFIDENTIALITY

         All procedures, reports and records monitored, prepared or maintained pursuant to these Rules shall be considered confidential and proprietary to Janus and shall be maintained and protected accordingly. Except as otherwise required by law or this Policy, such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

FILING OF REPORTS

         To the extent that any report, form acknowledgment or other document is required to be in writing and signed, such documents may be submitted in by e-mail or other electronic form approved by Compliance. Any report filed with the Chief Compliance Officer or Compliance Director of JCM shall be deemed filed with the Janus Funds.

                              THE ETHICS COMMITTEE

         The purpose of this Section is to describe the Ethics Committee. The Ethics Committee is created to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Rules and to take appropriate action at such times as violations or potential violations are discovered.

MEMBERSHIP OF THE COMMITTEE

         The Committee consists of Thomas A. Early, Vice President and General Counsel; Loren M. Starr, Vice President and Chief Financial Officer; David Kowalski, Vice President and Chief Compliance Officer; Glenn O'Flaherty, Vice President Investment Accounting; and Ernie C. Overholt, Compliance Director. The Compliance Director currently serves as the Chairman of the Committee. The composition of the Committee may be changed from time to time.

COMMITTEE MEETINGS

         The Committee shall generally meet every four months or as often as necessary to review operation of the compliance program and to consider technical deviations from operational procedures, inadvertent oversights, or any other potential violation of the Rules. Deviations alternatively may be addressed by including them in the employee's personnel records maintained by Janus. Committee meetings are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Rules.

         Such other persons may attend a Committee meeting, at the discretion of the Committee, as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting also may be called upon, but shall not have the right, to appear before the Committee.

         It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing any action taken. The report shall be included in the confidential file maintained by the Compliance Director with respect to the particular employee or employees whose conduct has been the subject of the meeting.



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

SPECIAL DISCRETION

         The Committee shall have the authority by unanimous action to exempt any person or class of persons or transaction or class of transactions from all or a portion of the Rules, provided that:

         o The Committee determines, on advice of counsel, that the particular application of all or a portion of the Rules is not legally required;

         o The Committee determines that the likelihood of any abuse of the Rules by such exempted person(s) or as a result of such exempted transaction is remote;

         o The terms or conditions upon which any such exemption is granted is evidenced in writing; and

         o The exempted person(s) agrees to execute and deliver to the Compliance Director, at least annually, a signed Acknowledgment Form, which Acknowledgment shall, by operation of this provision, include such exemptions and the terms and conditions upon which it was granted.

         The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary, as outlined in the Penalty Guidelines.

         Any exemption, and any additional requirement or restriction, may be withdrawn by the Committee at any time (such withdrawal action is not required to be unanimous).



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                   GENERAL INFORMATION ABOUT THE ETHICS RULES
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DESIGNEES

         The Compliance Director and the Chief Compliance Officer may appoint designees to carry out their functions pursuant to these Rules.

ENFORCEMENT

         In addition to the penalties described in the Penalty Guidelines and elsewhere in the Rules, upon discovering a violation of the Rules, the Janus entity in which a Covered Person is associated may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator. All material violations of the Rules and any sanctions imposed with respect thereto shall be reported periodically to the Directors and Trustees and the directors of any other Janus entity which has been directly affected by the violation.

INTERNAL USE

         The Rules are intended solely for internal use by Janus and do not constitute an admission, by or on behalf of such companies, their controlling persons or persons they control, as to any fact, circumstance or legal conclusion. The Rules are not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Rules are not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Rules may constitute sufficient cause for Janus to terminate or otherwise adversely affect such person's relationship with Janus.



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